                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:
( )  Preliminary Proxy Statement
( ) Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12


                       AMERICAN TECHNICAL CERAMICS CORP.
               -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)    No fee required
( )    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

       1)  Title of each class of securities to which transaction applies:

       ----------------------------------------------------------------------

       2)  Aggregate number of securities to which transaction applies:

       ----------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ----------------------------------------------------------------------

       4)  Proposed maximum aggregate value of transaction:

       ----------------------------------------------------------------------

       5)  Total fee paid:

( )    Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid: ____________________________________________

       2)  Form Schedule or Registration Statement No.:  ______________________

       3)  Filing Party: ______________________________________________________

       4)  Date Filed:   ______________________________________________________

                       AMERICAN TECHNICAL CERAMICS CORP.
                                17 STEPAR PLACE
                       HUNTINGTON STATION, NEW YORK 11746

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 1997

                    ----------------------------------------

To the Stockholders of
AMERICAN TECHNICAL CERAMICS CORP.:

         The Annual Meeting of Stockholders of American Technical Ceramics Corp., a Delaware corporation (the "Company"), will be held at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216, on Friday, November 21, 1997, at 10:00 a.m., Eastern Standard Time, for the following purposes:

              1.   To elect five directors;

              2. To consider and act upon a proposal to adopt the American Technical Ceramics Corp. 1997 Stock Option Plan;

              3. To ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending June 30, 1998; and

              4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on October 16, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders of the Company as of the record date will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours on or after November 10, 1997 at the place of the meeting. The transfer books of the Company will not be closed.

         Your attention is directed to the accompanying Proxy Statement. Stockholders unable to attend the meeting in person are urged to date, sign and mail promptly the enclosed proxy card in the postpaid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so, even though you have sent in your proxy.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            KATHLEEN M. KELLY
                                            Secretary

Huntington Station, New York
October 24, 1997

                       AMERICAN TECHNICAL CERAMICS CORP.

                                PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Technical Ceramics Corp., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and any adjournment or adjournments thereof. The Annual Meeting will be held at 10:00 a.m., Eastern Standard Time, on Friday, November 21, 1997, at the Company's facility at 2201 Corporate Square Boulevard, Jacksonville, Florida 32216. The principal executive offices of the Company are located at 17 Stepar Place, Huntington Station, New York 11746. It is expected that this Proxy Statement and the accompanying proxy card will first be mailed or delivered to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about October 24, 1997.


                      VOTING SECURITIES AND VOTING RIGHTS

         Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on October 16, 1997 will be entitled to notice of, and to vote at, the Annual Meeting. As of October 16, 1997, there were 3,895,622 shares of Common Stock issued and outstanding. A majority of the outstanding shares of Common Stock present in person or by proxy shall constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on all matters, which vote may be given in person or by proxy duly authorized in writing. There are no cumulative voting rights.

         All proxies received pursuant to this solicitation will be voted, and, where a choice is specified as to the proposals described in the foregoing Notice of Annual Meeting of Stockholders, they will be voted in accordance with that specification. If no specific instructions are given with respect to the matters to be acted upon, the shares of Common Stock represented by a signed proxy will be voted FOR all of the Board's nominees for director, FOR the proposal to adopt the American Technical Ceramics Corp. 1997 Stock Option Plan (the "1997 Stock Option Plan"), FOR the proposal to ratify the appointment of KPMG Peat Marwick LLP as independent accountants and in accordance with the proxyholders' best judgment as to any other matters as may properly come before the Annual Meeting. Stockholders who have executed proxies may revoke them at any time before they are voted by submitting a later dated proxy or by written notice delivered to the Secretary of the Company. Personal attendance at the meeting without submitting a later dated proxy or a written notice of revocation to the Secretary shall not serve to revoke any proxy.

         The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote is necessary for the election of directors, the adoption of the 1997 Stock Option Plan and the ratification of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending June 30, 1998. Accordingly, an abstention is the equivalent of a vote against the election of the nominees of the Board of Directors of the Company for election as directors, the adoption of the 1997 Stock Option Plan or the proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants. In the event a broker that is a record holder of Common Stock of the Company does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Annual Meeting and, therefore, will not be counted towards a quorum. Broker non-votes will have no effect on the outcome of the vote for the election of directors, the adoption of the 1997 Stock Option Plan, or the ratification of KPMG Peat Marwick LLP as the Company's independent accountants.

         As of October 16, 1997, 2,317,061 shares of Common Stock (approximately 59.5% of the issued and outstanding shares of Common Stock) were held of record and beneficially by Victor Insetta, who is the President, Chief Executive Officer and a director of the Company. His share holdings are sufficient to assure election of the nominees for election as directors as set forth herein, to adopt the 1997 Stock Option Plan, to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending June 30, 1998, and to take action on any other matters brought before the Annual Meeting.

         The Company will bear the entire cost of the solicitation of proxies by the Board of Directors. Proxies will be solicited by mail, and may be solicited personally by telephone or facsimile transmission, by directors, officers and regular employees of the Company, without additional remuneration.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 16, 1997, certain information with respect to the ownership of the Company's Common Stock by (i) all persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers of the Company listed in the table under the caption "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group.


       NAME AND ADDRESS                 AMOUNT AND NATURE OF         PERCENT OF
      OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP (1)         CLASS
      -------------------              ------------------------         -----

VICTOR INSETTA                               2,317,061 (2)              59.5%
2201 Corporate Square Boulevard
Jacksonville, Florida

JOSEPH COLANDREA                               154,000 (3)               4.0%
911 South Ocean Boulevard
Boca Raton, Florida

RICHARD MONSORNO                                32,926                      *
2201 Corporate Square Boulevard
Jacksonville, Florida

KATHLEEN M. KELLY                               22,087 (4)                  *
One Norden Lane
Huntington Station, New York

CHESTER E. SPENCE                               12,500 (5)                  *
One Norden Lane
Huntington Station, New York

STUART P. LITT                                  23,072(6)                   *
One Norden Lane
Huntington Station, New York

       NAME AND ADDRESS                 AMOUNT AND NATURE OF         PERCENT OF
      OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP (1)         CLASS
      -------------------              ------------------------         -----

O. JULIAN GARRARD III                            1,000                      *
3871 Little Lane
Jacksonville, Florida

RUBIN BLUMKIN                                       --                      -
7720 Hearth Stone Avenue
Boynton Beach, Florida

All executive officers and                   2,562,646(2)               65.7%
directors as a group (7 persons)

-------------------
* Less than one percent.

(1) All shares are beneficially owned, and the sole voting and investment power over such shares is held, by the persons named, except to the extent described in the following footnotes.

(2) Does not include (i) 154,000 shares owned by Mr. Colandrea which are subject to a Restated Shareholders' Agreement, dated April 15, 1985, among the Company and Messrs. Insetta, Colandrea and Joseph Mezey (the "Restated Shareholders' Agreement") and (ii) shares subject to Voting and Transfer Agreements entered into in connection with options granted under a stock option plan which has expired. Pursuant to the Restated Shareholders' Agreement, Messrs. Insetta, Colandrea and Mezey have agreed that, so long as they own shares of Common Stock, they will vote their shares for the election of either three designees of Mr. Insetta (if Mr. Insetta elects not to be a director) or of Mr. Insetta and two of his designees, and for the election of Mr. Colandrea (if Mr. Colandrea elects to be a director) to the Board of Directors of the Company. Mr. Colandrea has waived his right to be designated as a director indefinitely until written notice is served to the contrary at least 90 days prior to the next scheduled annual meeting. No such notice has been given relevant to the Company's Annual Meeting to be held November 21, 1997. Mr. Mezey no longer owns shares of Common Stock. The Restated Shareholders' Agreement will terminate upon the death of Mr. Insetta or at such time as Mr. Insetta does not own at least 10% of the outstanding shares of Common Stock. The Restated Shareholders' Agreement also provides for certain rights of first refusal and registration rights. The Voting and Transfer Agreements referred to above contain provisions requiring the holders of shares purchased upon the exercise of options granted under said plan to vote such shares for the election as directors of the Company of certain persons (currently Messrs. Insetta and Blumkin). The Company has not regularly enforced these provisions.

(3) Does not include 2,317,061 shares owned by Mr. Insetta which are subject to the Restated Shareholders' Agreement. See Note (2) above.

(4)   Includes 6,687 shares owned jointly with Mrs. Kelly's husband.

(5)   Includes 2,500 shares owned jointly with Mr. Spence's wife.

(6) Includes 2,000 shares which is the maximum number of shares which may be issued to Mr. Litt within 60 days of October 16, 1997 pursuant to his employment arrangement. See "Executive Compensation -- Employment Agreements."

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own beneficially more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that, during the fiscal year ended June 30, 1997, there were no deviations from the Section 16(a) filing requirements applicable to its officers, directors and persons owning beneficially more than ten percent of the Common Stock.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         Five directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. Set forth in the table below is certain information, as of October 16, 1997, with respect to the nominees of the Board of Directors of the Company for election as directors and is based on the records of the Company and information provided to it. All of the nominees are presently directors of the Company. Absent instructions to the contrary, it is the intention of the persons named in the enclosed proxy to vote for the election as directors of the persons named in the table below. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the persons named in the enclosed proxy reserve the right to substitute another person of their choice in his place.

                                                                                    YEAR FIRST
                                                                                    ELECTED OR
                                                                                     APPOINTED
                                                  BUSINESS EXPERIENCE                  AS A
     NAME               AGE                   DURING THE PAST FIVE YEARS             DIRECTOR
-------------------------------------------------------------------------------------------------

VICTOR INSETTA           56    President and Chief Executive Officer of the            1966
                               Company and Director.

RUBIN BLUMKIN(2)         75    Retired since May 1988.  Prior thereto, Vice            1984
                               President - Marketing of the Company.

O. JULIAN GARRARD III    51    Partner of Garrard & Garrard, C.P.A., a certified       1988
(1)(2)                         public accounting firm specializing in taxation.


CHESTER E. SPENCE (1)    57    Vice President - Marketing and Sales of the             1985
                               Company from August 1993 to present. Prior
                               thereto, Consultant, IBM from January 1991 to
                               August 1993.

STUART P. LITT (2)       55    Senior Vice President - Operations of the Company       1993
                               since September 1996. Prior thereto, associate
                               of OEM Capital, an investment banking firm
                               specializing in the electronics industry, since
                               December 1992. Consultant to electronics
                               companies since September 1990.

--------------
(1)   Member of Compensation Committee
(2)   Member of Audit Committee

         There are no family relationships between or among any directors or executive officers of the Company. See footnotes (2) and (3) to the table under the caption "Security Ownership of Certain Beneficial

Owners and Management" for information concerning agreements among certain stockholders as to the election of directors.


BOARD MEETINGS;  COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended June 30, 1997, the Board of Directors held six meetings and acted once by unanimous written consent. All Directors attended at least 75% of the meetings held during the fiscal year ended June 30, 1997.

         The Board of Directors has created a standing Audit Committee. The Audit Committee, which held four formal meetings and communicated informally several times during the fiscal year ended June 30, 1997, currently consists of Messrs. Blumkin, Garrard and Litt. Among other things, the Audit Committee reviews the scope and procedures of the audit activities of the independent accountants and their reports on their examinations. It also reviews reports from the Company's financial management and independent accountants on compliance with corporate policies and the adequacy of the Company's internal accounting controls. Mr. Blumkin replaced Mr. Spence as a member of the Audit Committee on December 6, 1997. Each of Messrs. Blumkin, Garrard, Litt and Spence attended all of the meetings held by the Audit Committee during the fiscal year ended June 30, 1997 while he was a member.

         The Board of Directors has also created a Compensation Committee which currently consists of Messrs. Spence and Garrard. The Compensation Committee is authorized, subject of the Certificate of Incorporation and By-Laws of the Company and the Delaware General Corporation Law, to exercise all power and authority of the Board of Directors with respect to the compensation of employees of the Company. The Compensation Committee held one meeting during the fiscal year ended June 30, 1997, and both Messrs. Spence and Garrard attended.

         Each of the non-employee directors of the Company receives a fee of $1,000 plus expenses for each meeting of the Board of Directors and, if a member of a Committee, each Committee meeting, that he attends.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following table sets forth compensation paid over each of the last three fiscal years to the President and Chief Executive Officer of the Company and to each of the other executive officers of the Company whose cash compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                                FISCAL
            NAME AND             YEAR                                         RESTRICTED          ALL OTHER
            PRINCIPAL           ENDING                                          STOCK           COMPENSATION
            POSITION           JUNE 30       SALARY($)      BONUS($)(1)         AWARDS               ($)
           ----------          -------       ---------      -----------       ----------        ------------

VICTOR INSETTA                   1997          $248,535        $281,185             --             $4,796 (2)
President, Chief Executive       1996           245,700         170,900             --              4,607 (2)
Officer and Director             1995           254,025         142,208             --              5,440 (2)

RICHARD MONSORNO                 1997          $154,122         $26,713             --             $6,602 (4)
Senior Vice President -          1996           147,379      127,760(3)             --              5,649 (4)
Technology                       1995           123,483          13,962             --              5,697 (4)

STUART LITT                      1997                           $24,108       $131,063 (6)        $42,057 (7)
Senior Vice President -
Operations and Director                     $115,385(5)

KATHLEEN M. KELLY                1997                           $26,713             --             $5,303 (8)
Vice President -                 1996          $103,231          17,760             --              4,963 (8)
Administration and               1995            97,016          13,962             --              5,231 (8)
Secretary                                        90,769

CHESTER E. SPENCE                1997           $90,243         $26,713             --             $4,999 (9)
Vice President - Marketing       1996            88,335              --             --              4,689 (9)
and Sales                        1995            89,250          71,797             --              4,516 (9)
and Director

--------------
(1) Includes amounts paid in the applicable fiscal year in respect of such fiscal year and amounts earned for such fiscal year and paid in a subsequent fiscal year.

(2) Consist of contributions by the Company to the 401(k) Savings Plan on behalf of Mr. Insetta. See "Executive Compensation -- 401(k) Savings Plan."

(3) Represents a cash bonus and the fair market value of a stock bonus of 10,000 shares of Common Stock granted on November 17, 1995 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on November 17, 1995 of $11.00 per share). The Company has a right of first refusal to purchase the shares if at any time Mr. Monsorno elects to transfer them. As of June 30, 1997, the value of the 10,000 shares of Common Stock issued to Mr. Monsorno pursuant to this stock bonus was $145,000 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on such date of $14.50 per share).

(4) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Monsorno of $4,670, $3,606 and $3,543 for fiscal years 1997, 1996 and 1995, respectively, and income recorded for fiscal years 1997, 1996 and 1995 of $1,932, $2,043 and $2,154, respectively, as a result of the partial forgiveness of a loan made by the Company to Mr. Monsorno for the purpose of paying income taxes on a 10,000 share stock bonus made to him in April 1994. See "Executive Compensation -- 401(k) Savings Plan."

(5) Mr Litt commenced full time employment with the Company on September 16, 1996. Includes amount paid to him as a director prior to the commencement of his employment. See "Executive Compensation -- Employment Agreements."

(6) Represents the fair market value of restricted stock awards aggregating 18,000 shares of Common Stock granted to Mr. Litt between October 15, 1996 and May 15, 1997 in connection with his employment by the Company (based upon the closing sale prices of the Company's Common Stock on the American Stock Exchange on the dates of grant (which prices ranged from $
      6.25 to $11.125 per share) ). As of June 30, 1997, the value of the 18,000 shares of Common Stock issued to Mr. Litt was $263,250 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on such date of $14.63 per share). See "Executive Compensation -- Employment Agreements."

(7) Consists of contributions by the Company to the 401(k) Savings Plan on behalf of Mr. Litt. See "Executive Compensation -- 401(k) Savings Plan."

(8) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mrs. Kelly of $3,371, $2,920 and $3,077 for fiscal years 1997, 1996 and 1995, respectively, and income recorded for fiscal years 1997, 1996 and 1995 of $1,932, $2,043 and $2,154, respectively, as a result of the partial forgiveness of a loan made by the Company to Mrs. Kelly for the purpose of paying income taxes on a 10,000 share stock bonus made to her in April 1994. See "Executive Compensation -- 401(k) Savings Plan."

(9) Consists of contributions by the Company to the Company's 401(k) Savings Plan on behalf of Mr. Spence of $3,067, $2,646 and $2,362 for fiscal years 1997, 1996 and 1995, respectively, and income recorded for fiscal years 1997, 1996 and 1995 of $1,932, $2,043 and $2,154, respectively, as a result of the partial forgiveness of a loan made by the Company to Mr. Spence for the purpose of paying income taxes on a 10,000 share stock bonus made to him in April 1994. See "Executive Compensation -- 401(k) Savings Plan."

         The following table sets forth certain information concerning options granted to the Named Executive Officers during the fiscal year ended June 30, 1997. All options were granted pursuant to the 1997 Stock Option Plan, which is subject to stockholder approval. For a description of the 1997 Stock Option Plan, see "Proposal 2 -- 1997 Stock Option Plan" in this Proxy Statement.

                                          OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                   INDIVIDUAL GRANTS                                  ANNUAL RATES OF
                             -----------------------------------------------------------------
                                                                                                           STOCK
                              NUMBER OF       PERCENT OF                                             PRICE APPRECIATION
                             SECURITIES     TOTAL OPTIONS                                                   FOR
                             UNDERLYING       GRANTED TO      EXERCISE OR                               OPTION TERM
                               OPTIONS       EMPLOYEES IN      BASE PRICE        EXPIRATION         --------------------
                               GRANTED       FISCAL YEAR      ($/SHARE)(1)          DATE             5%             10%
                               -------       -----------      ------------          ----            ----           ----
Richard Monsorno                4,000            1.5%           $8.25          March 31, 2007     $20,760        $52,600
Kathleen M. Kelly               4,000            1.5%           $8.25          March 31, 2007     $20,760        $52,600
Chester E. Spence               4,000            1.5%           $8.25          March 31, 2007     $20,760        $52,600
Stuart P. Litt                  4,000            1.5%           $8.25          March 31, 2007     $20,760        $52,600

--------------
(1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.


                     AGGREGATE OPTION EXERCISES DURING THE
                        FISCAL YEAR ENDED JUNE 30, 1997
                       AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information concerning the number and value of shares underlying exercisable and unexercisable stock options as of the fiscal year end June 30, 1997 by the Named Executive Officers. No options granted to any of the Named Executive Officers were exercisable during the fiscal year ended June 30, 1997.

                             NUMBER OF SHARES                  VALUE OF UNEXERCISED
                          UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                        OPTIONS AT FISCAL YEAR END             AT FISCAL YEAR END(1)
                     --------------------------------     --------------------------------
                     EXERCISABLE        UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
                     -----------        -------------     -----------        -------------
Richard Monsorno          --                 4,000            --                 $25,500
Kathleen M. Kelly         --                 4,000            --                 $25,500
Chester E. Spence         --                 4,000            --                 $25,500
Stuart P. Litt            --                 4,000            --                 $25,500

(1) Based upon the closing sale price of the Common Stock on the American Stock Exchange on June 30, 1997 of $14.63 per share.


EMPLOYMENT AGREEMENTS

Victor Insetta

         The Company has entered into an employment agreement with Victor Insetta, the Company's President and Chief Executive Officer. The term of the agreement currently expires on March 1, 1998. Pursuant to its terms, the agreement was automatically renewed for a one-year period beginning on March 1,

1997. In the absence of written notice to the contrary by either party at least 120 days prior to March 1 of subsequent years, the Agreement will continue to be automatically renewed for one-year periods.

         Pursuant to the agreement, Mr. Insetta was paid base compensation for the fiscal year ended June 30, 1997 at the rate of $246,000 per annum. The agreement provides for further increases in Mr. Insetta's base salary by the Board of Directors from time to time in its sole discretion. The agreement also provides that, as additional annual incentive compensation, Mr. Insetta is also entitled to an amount equal to 5% of the Company's net income (before such incentive compensation and before income taxes). The agreement provides, among other things, that if there is a change of control of the Company or if Mr. Insetta's employment is terminated prior to the scheduled expiration date other than for cause (as defined in the agreement), death, disability, or voluntary termination apart from a change of control, the Company is required to pay to Mr. Insetta, in a lump sum, an amount equal to the greater of (i) all of the compensation due to Mr. Insetta under the agreement through the end of the then existing term of the agreement, or (ii) three times Mr. Insetta's average annual compensation under the agreement during the five most recent taxable years prior to the taxable year in which the termination took place as calculated in accordance with the Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, if Mr. Insetta voluntarily terminates his employment with the Company, for a period equal to the lesser of the remaining term of the agreement or one year, Mr. Insetta has agreed that he will not, directly or indirectly, solicit those persons or entities who are customers of the Company on the effective date of his termination of employment for the purpose of purchasing multi-layer capacitors; provided, however, that the foregoing restriction shall not apply if Mr. Insetta terminates his employment because of a change of control of the Company. In addition, Mr. Insetta has agreed for a period of one year following the termination of his employment (other than termination by the Company without cause) that he will not divulge to any person any information which is actually held in confidence by the Company, subject, however, to certain conditions, including the Company having performed, and continuing to perform, its obligations under the agreement.

         The Company presently maintains a term life insurance policy in the aggregate amount of $4,000,000 on the life of Mr. Insetta. The Company is named as the beneficiary of this policy.

Stuart P. Litt

         The Company has also entered into an employment agreement with Stuart
P. Litt, who in September 1996 became Senior Vice President - Operations of the Company. Mr. Litt has been a director of the Company since 1993. See "Election of Directors." Pursuant to the agreement, Mr. Litt shall be employed for a period of three years at an annual base salary of $150,000. In addition, Mr. Litt is entitled to quarterly cash bonuses equal to one-half of one percent of the Company's net income (before such incentive compensation and before income taxes). The agreement may only be terminated in the event that Mr. Litt is disabled or for cause. In addition, the agreement provides that if Mr. Litt's employment by the Company is terminated at any time after the first three years of employment, Mr. Litt will be entitled to a severance payment of $100,000.

         Pursuant to the agreement, the Board of Directors granted to Mr. Litt a restricted stock award of 34,000 shares of Common Stock. Pursuant to this award, Mr. Litt was to receive 24,000 shares in 24 monthly installments of 1,000 shares on the 15th of each month commencing October 15, 1996, provided he is still actively employed by the Company on each such date, and an additional 10,000 shares on December 15, 1996, again provided he was still actively employed by the Company on such date. Through June 30, 1997, Mr. Litt had received 18,000 shares of Common Stock pursuant to this program. The fair market value of such stock on June 30, 1997 was $263,250 (based upon the closing sale price of the Company's Common Stock on the American Stock Exchange on such date of $14.63). Subsequent to May 15, 1997, the Company and Mr. Litt mutually agreed to terminate the monthly 1,000 share awards while they discussed alternative structures for future awards.

         In August 1997, the Board of Directors and Mr. Litt agreed to amend the terms of Mr. Litt's restricted stock award program. On August 19, 1997, he was awarded an additional 2,301 shares of Common Stock and the Company set aside $11,700 for Mr. Litt to pay a portion of the income taxes payable by him in respect of such award. On the 15th of each subsequent month commencing September 15, 1997, through and including October 15, 1998, provided he is still actively employed by the Company on such date, Mr. Litt will receive a number of shares (rounded to the nearest whole share) determined in accordance with the following formula:

    Number of Shares  =  1,000  - .4 (1,000 x Y - $7,000)
                                  -----------------------
                                           CMP

    where Y   =  the lesser of (i) the current market price of the Company's
                 Common Stock on the date the award is granted and (ii)
                 $17.50; and

    CMP       =  the current market price of the Company's Common Stock on the date of grant.

    The Company will also pay on Mr. Litt's behalf a portion of his income tax liability in respect of each such award in accordance with the following formula:

    Tax Payment  =  .4 (1,000 x Y - $7,000)
                    -----------------------
                            CMP

    Where Y and CMP have the respective meanings attributed to them above.


401(K) SAVINGS PLAN

         The Company has a 401(k) Savings Plan covering all employees. Pursuant to this plan, eligible employees may elect to defer up to 15% of their eligible gross earnings, but in no event more than $9,500 for the calendar year 1997. In addition, contributions may be limited by certain other restrictions under the Code. The Company contributes an amount based upon the employee's contributions, up to 3% of such employee's gross earnings. Officers are eligible to participate in this plan in the same manner as are all other employees. For the fiscal year ended June 30, 1997, the Company's contributions to this plan were $302,982, including contributions on behalf of Mr. Insetta, Mr. Monsorno, Mr. Litt, Mrs. Kelly and Mr. Spence of $4,796, $4,670, $0, $3,371 and $3,067, respectively. See "Executive Compensation -- Summary Compensation Table."


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended June 30, 1997, the Compensation Committee of the Board of Directors consisted of Messrs. Garrard and Spence. Mr. Spence has served as Vice President - Marketing and Sales of the Company since August 1993. During the fiscal year ended June 30, 1997, decisions with respect to officers' compensation were made by the entire Board. No officer who serves as a director of the Company participated in matters involving the evaluation of his own performance or the setting of his own compensation. See "Executive Compensation -- Report on Executive Compensation."

REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors has established a Compensation Committee which currently consists of Messrs. Garrard and Spence. While the Compensation Committee has the power and authority of the Board of Directors with respect to the compensation of employees, the Committee has historically provided information and assistance to the full Board of Directors of the Company which has been the body responsible for making decisions with respect to employee compensation issues. No officer of the Company who serves on the Board of Directors or on the Compensation Committee participates in matters involving the evaluation of his own performance or the setting of his own compensation.

         The Company seeks to establish compensation plans and policies which are designed to (i) attract and retain highly qualified employees at all levels, (ii) provide rewards that are closely linked to the Company's performance, and (iii) align the interests of the Company's employees with those of its stockholders through stock ownership. The Company monitors the compensation paid to various levels of employees on both a geographic and industry basis. Moreover, the Company has established bonus compensation programs for virtually all levels of employees pursuant to which they are rewarded based upon the overall profitability of the Company. Finally, the Company has over the past several years awarded stock bonuses to several executive officers and supervisory employees in order to reward them for their efforts on behalf of the Company and to provide them with a direct stake in the Company's future. In April of this year, the Board adopted the 1997 Stock Option Plan in order to expand the universe of individuals who are important to the Company's success who may be eligible for stock-based compensation. See "Proposal 2--1997 Stock Option Plan."

         The base salary of Victor Insetta, the Company's President and Chief Executive Officer, for fiscal year 1997 was based principally upon his rights under the employment agreement described above. The agreement, which was entered into in 1985 and has been amended several times, provides for a minimum base salary of $225,000. This amount was increased to $234,000 effective October 1, 1992 and $246,000 effective March 1, 1994. These modest increases were consistent with cost of living increases granted to virtually all employees of the Company. The Board also believed that they were warranted in order to bring Mr. Insetta's base compensation in line with salaries being paid to other chief executive officers of similar companies and in recognition of the Company's performance. It is for these same reasons the Board of Directors has determined to increase Mr. Insetta's base salary effective May 12, 1997 to $270,270.

         Mr. Insetta's employment agreement also entitles him to annual incentive compensation equal to 5% of the Company's net income (before such incentive compensation and before income taxes) which for the fiscal year ended June 30, 1997 amounted to $281,185. The Board believes that it is appropriate for the compensation of the Chief Executive Officer of the Company to be based, in substantial part, on the Company's overall performance.

         During the fiscal year ended June 30, 1997, the Board granted stock options to a number of employees, including several executive officers, under the 1997 Stock Option Plan, subject to the approval of said plan by the stockholders of the Company at the Annual Meeting. Determinations of the employees who were granted stock options and the number of options granted to each such employee were made with the assistance of management and were based upon a number of factors, including the employee's relative position within the Company and his or her responsibilities.

                                       Rubin Blumkin
                                       O. Julian Garrard III
                                       Victor Insetta
                                       Stuart P. Litt
                                       Chester E. Spence

                               PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Common Stock from July 1, 1992 through June 30, 1997, with the cumulative total return of the American Stock Exchange Total Return Index and a peer group of companies selected by the Company. The peer group is composed of ten publicly-held manufacturers of capacitors and other electronic components, other than the Company.(1) The return of each peer issuer has been weighted according to the respective issuer's stock market capitalization. Total cumulative return values were calculated based on the assumption of $100 invested on July 1, 1992, assuming reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG AMERICAN TECHNICAL CERMICS CORP., THE AMEX MARKET VALUE INDEX
                               AND A PEER GROUP


                                         Cumulative Total Return
                           -------------------------------------------------
                           6/92     6/93     6/94     6/95     6/96     6/97
                           ----     ----     ----     ----     ----     ----

AMERICAN TECHNICAL
  CERMICS CORP              100      129      150      594      379      688

PEER GROUP(1)               100      143      178      271      220      287

AMEX MARKET VALUE           100      114      112      132      152      168


*   $100 INVESTED ON 6/30/92 IN STOCK OR INDEX -
    INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING JUNE 30.

(1) Vishay Intertechnology, Inc., AVX Corp., CTS Corp., Aeroflex, Inc., Sawtek, Inc., Merrimac Industries, Inc., Vari-1 Company, Inc., California Micro Devices Corp., Sage Labs, Inc. and Micronetics Wireless, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


RELATED PARTY LEASES

         The Company presently leases certain real property from its principal stockholder, Victor Insetta, and entities controlled by him. In the case of each such lease, the Company has periodically obtained appraisal letters indicating that the fixed rentals in effect did not exceed fair market rentals in the area. The Company does not intend to lease any additional real property from Mr. Insetta or entities controlled by him other than renewals of existing leases and improvements and new construction that may be made to existing leased properties.


FLORIDA FACILITY

         The Company's Jacksonville, Florida facility (the "Florida Facility") is leased by its wholly-owned subsidiary, American Technical Ceramics (Florida), Inc. ("ATC-Florida"), from V.P.I. Properties Associates ("VPI"), a limited partnership of which Mr. Insetta is the sole general partner and the limited partnership interests are owned by members of his family. The lease, which was amended and restated as of July 1, 1996, is for a term expiring in 2010.

         To finance the development of the Florida Facility, VPI transferred the Florida Facility to the Jacksonville Port Authority which issued tax exempt bonds (the "Bonds") in the principal amount of $2,000,000 to Barnett Bank Trust Company, N.A. ("Barnett"). The Florida Facility was then sold to VPI under an Installment Sale and Security Agreement (the "Agreement") with legal title being retained by Barnett, as trustee for the holders of the Bonds. Payment of the Bonds is secured by a security interest in, and lien upon, the real property comprising the Florida Facility and the machinery and equipment which is located therein which were financed from the Bond proceeds.

         Under the lease, ATC-Florida is responsible to pay to Barnett, for the account of VPI, the principal of, premium, if any, and interest on the Bonds, all expenses of the trustee under the Indenture relating thereto (the "Indenture") and all other payments required to be made by VPI under the Agreement or the Indenture. In addition, ATC-Florida is responsible to pay to VPI, as supplemental rent, the sum of $378,600 per annum adjusted upward (but not downward) annually based upon the increase, if any, in the Consumer Price Index for all Urban Consumers for the last reported month available on June 1 of each year during the lease compared to such index for April 1996. ATC-Florida is also obligated to pay all expenses arising in connection with the Florida Facility, including all real estate taxes, assessments, utilities and repairs.

         In August 1996, ATC-Florida obtained an appraisal of the items of personal property which were covered by the lease prior to its amendment and restatement which reflected the aggregate fair market value of such items to be $33,200. In October 1996, ATC-Florida purchased such items of personal property from VPI for such appraised value. There are no items of personal property covered by the amended and restated lease.

         The Company, through ATC-Florida, has the right at the end of the lease term to purchase the at its fair market value and has a right of first offer to purchase the Florida Facility if VPI elects to sell it in the interim.

         In the fiscal year ended June 30, 1997, the aggregate rental paid by ATC-Florida under this lease (not including the $33,200 paid for the items of personal property referred to above) was $403,209. In addition, the Company incurred expenses of $74,350 for real estate taxes and $205,156 for utilities.


NEW YORK PROPERTY

         Since July 1976, the Company has leased from Mr. Insetta the land and building at 15 Stepar Place, Huntington Station, New York (the "New York Property"). The lease for the New York Property expired in February 1996. The Company leased the New York Property on a month-to-month basis on the same terms as the terms provided in the lease until January 1, 1997 when the lease was renewed and extended for a five-year term. The base rent is based upon the annual payments of principal and interest payable under the mortgage encumbering such property. The base rent reflects an adjustment upward commencing January 1, 1990 and as of each succeeding calendar year based upon the increase in the Consumer Price Index for All Urban Consumers (New York
City) over the Consumer Price Index for All Urban Consumers (New York City) for January 1989. Current monthly installments are $39,414. The Company is also responsible for payment of all real estate taxes and all utilities and repairs relating to the property. During the fiscal year ended June 30, 1997, the total amount of rent paid by the Company for this facility was $465,984. In addition, the Company incurred expenses of $68,739 for real estate taxes, $283,507 for utilities and $27,973 for leasehold improvements.

                                   PROPOSAL 2

                             1997 STOCK OPTION PLAN

DESCRIPTION OF THE 1997 STOCK OPTION PLAN

         In April 1997, the Company's Board of Directors adopted the 1997 Stock Option Plan, subject to the approval by the stockholders. The purpose of the 1997 Stock Option Plan is to provide a means whereby selected employees, officers, directors, agents, consultants and independent contractors of the Company or of any parent or subsidiary thereof, may be granted incentive stock options and/or non-qualified stock options to purchase shares of the Company's Common Stock, in order to attract and retain the services or advice of such persons and to provide added incentive to them by encouraging stock ownership in the Company. It is the intention of the Company that the 1997 Stock Option Plan comply in all respects with Section 16(b) and Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The 1997 Stock Option Plan shall be administered by the Board of Directors of the Company, except to the extent the Board delegates its authority to a committee of the Board. The administrator of the 1997 Stock Option Plan is hereinafter referred to as the "Plan Administrator." The Plan Administrator has the authority, in its discretion, to determine all matters relating to the options to be granted under the 1997 Stock Option Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options, including the designation of such options as incentive stock options or non-qualified stock options.

         The 1997 Stock Option Plan provides for the grant of options to purchase up to 400,000 shares of Common Stock. If any option granted under the 1997 Stock Option Plan shall expire, be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of the 1997 Stock Option Plan.

         Options granted under the 1997 Stock Option Plan may be either "incentive stock options", as defined in Section 422A of the Code, or "non-qualified stock options." An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any parent or subsidiary of the Company. A non-qualified stock option may be granted to any director, employee, officer, agent, consultant or independent contractor of the Company or any parent or subsidiary of the Company.

         The exercise price of an incentive stock option may not be less than the fair market value per share of the Common Stock on the date of grant (110% of the fair market value of the Common Stock on such date in the case of incentive stock options granted to employees who own more than 10% of the total combined voting power of the Company on the date of grant (any such person, a "10% Stockholder")), and not less than the par value per share of the Common Stock with respect to non-qualified stock options.

         The term of each stock option granted under the 1997 Stock Option Plan shall be as established by the Plan Administrator but shall not be more than 10 years from the date of grant (five years in the case of an incentive stock option granted to a 10% Stockholder). The Plan Administrator may establish a vesting schedule with respect to any option granted under the 1997 Stock Option Plan setting forth the time or times at which portions of such option shall become exercisable.

         Payment of the option exercise price shall be made in full at the time notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check. The Plan Administrator can determine at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of payment will be permitted, including delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, or withholding from the shares that would otherwise be issued upon exercise of an option that number of shares having a fair market value equal to the option exercise price.

         Options granted under the 1997 Stock Option Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) as otherwise determined by the Plan Administrator and set forth in the applicable Option Agreement. No option shall be exercisable after termination of the recipient's relationship with the Company or any parent or subsidiary of the Company unless such termination occurs by reason of retirement with the consent of the Company or death. In the event of the retirement of a recipient of options with the consent of the Company, the options or unexercised portions thereof which were otherwise exercisable on the date of retirement shall expire unless exercised within a period of three months after the date of retirement. In the event of the death of a recipient of options while an employee, officer, director, agent, consultant or independent contractor of the Company or any parent or subsidiary of the Company or in the event of the death of the recipient within the three month period following termination of such person's employment or other association with the Company by reason of retirement with the consent of the Company, the options which were otherwise exercisable on the date of such termination shall be exercisable by his or her personal representatives, heirs, or legatees at any time prior to the expiration of one year from the date of his or her death. In no event, however, shall an option be exercisable after ten years from the date it is granted (five years in the case of an incentive stock option granted to a 10% Stockholder). The Plan Administrator may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of a recipient's relationship with the Company for any reason, upon such terms and conditions as the Plan Administrator determines to be appropriate.

         The Board may at any time suspend, amend or terminate the 1997 Stock Option Plan, provided that, except in certain cases relating to mergers, consolidations, reorganizations and similar transactions, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock present, in person or by proxy, and entitled to vote at any meeting shall be necessary for the adoption by the Board of any amendment which will: (i) increase the number of shares which are to be reserved for the issuance upon exercise of options under the 1997 Stock Option Plan; (ii) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under the 1997 Stock Option Plan; or (iii) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act. Unless sooner terminated by the Board, the 1997 Stock Option Plan shall terminate on April 1, 2007.

         As of September 30, 1997, there were approximately five executive officers, two directors who are not employees of the Company and 444 employees who were not executive officers who were eligible to participate in the 1997 Stock Option Plan. As of June 30, 1997, incentive stock options to purchase 264,000 shares of Common Stock had been granted to 186 employees at an exercise price of $8.25 per share, including options granted to the Named Executive Officers to purchase an aggregate of 16,000 shares of Common Stock. In addition, incentive stock options to purchase 2,000 shares of Common Stock had been granted to one employee at an exercise price of $11.25 per share. All of these options have been granted for a term of 10 years and vest as to 25% of the shares of Common Stock underlying same on each of the first, second, third and fourth anniversaries of the date of grant. As of September 30, 1997, the aggregate market value of the shares of Common Stock issuable upon exercise of all outstanding options under the 1997 Stock Option Plan was $4,954,250. See "Executive Compensation -- Option Grants in Last Fiscal Year."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 STOCK OPTION PLAN UNDER CURRENT LAW

         The following is a brief description of the federal income tax consequences of stock options which may be granted under the 1997 Stock Option Plan under present tax laws.

         Incentive Stock Options. There will be no federal income tax consequences to either the recipient or the Company upon the grant of an incentive stock option. Except as described below, the recipient will not have to recognize any income upon the exercise of an incentive stock option, and the Company will not be allowed any deduction, as long as the recipient does not dispose of the shares within two years from the date the incentive stock option was granted or within one year from the date the shares were transferred to the recipient (the "holding period requirement"). Upon a sale of the shares after the holding period requirement is satisfied, the recipient will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to the Company. If a recipient disposes of shares before the holding period requirement is satisfied, the recipient will recognize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price of the shares, or (ii) the excess of the amount realized from such disposition over the option price of the shares. Where shares are sold before the holding period requirement is satisfied, the recipient will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

         A recipient may under certain circumstances be permitted to pay all or a portion of the option price of an incentive stock option by delivering Common Stock of the Company. If the Common Stock delivered by a recipient as payment of the option price was acquired through a prior exercise of an incentive stock option or an option granted under an employee stock purchase plan, and if the holding period requirement applicable to such Common Stock has not yet been met, the delivery of such Common Stock to the Company could be treated as a taxable sale or disposition of such stock. In general, where a recipient pays the option price of an incentive stock option by delivering Common Stock of the Company, the recipient will have a zero tax basis in the shares received that are in excess of the number of shares of Common Stock delivered in payment of the option price.

         Non-Qualified Stock Options. There will be no federal income tax consequences to either the recipient or the Company upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the recipient will recognize ordinary compensation income in an amount equal to the fair market value of each share on the date of exercise over the option price, and the Company generally will be entitled to a federal income tax deduction of the same amount.

         If a recipient pays the option price of a non-qualified stock option by surrendering Common Stock held by the recipient, then, to the extent the shares received upon exercise of the option do not exceed the number of shares delivered, the recipient will be treated as making a tax-free exchange of stock and the new shares received will have the same tax basis and holding period requirement as the shares surrendered. In such case, the recipient will recognize ordinary compensation income in an amount equal to the fair market value of the shares in excess of the shares delivered in payment of the option price. The basis of such additional shares will equal their fair market value on the date the option was exercised. If a recipient exercises a non-qualified stock option on a cashless basis, the recipient will recognize compensation income equal to the fair market value of the shares received and the recipient's initial tax basis in such shares will equal their fair market value.

         The Board of Directors recommends a vote FOR the approval of the 1997 Stock Option Plan which is designated as Proposal 2 on the enclosed proxy card.

                                   PROPOSAL 3

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

         KPMG Peat Marwick LLP, the independent auditors who have audited the Company's books and records for the past eight years, have been appointed by the Board of Directors of the Company to audit the books and records of the Company for the fiscal year ending June 30, 1998. The Board of Directors recommends that the appointment of such auditors be ratified by the stockholders. The Board of Directors believes that the selection of an independent accountant to audit the books and records of the Company prepared by management is an appropriate matter for stockholder consideration. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the Board of Directors will consider the selection of another firm of independent certified public accountants to audit the Company's books and records for the fiscal year ending June 30, 1998. Representatives of KPMG Peat Marwick LLP may be present at the Annual Meeting and, if present, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         The Board of Directors of the Company recommends a vote FOR the ratification of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending June 30, 1998 which is designated as Proposal 3 on the enclosed proxy card.

                         ANNUAL REPORT TO STOCKHOLDERS

         The Company will provide to any stockholder, without charge, upon written request to the Secretary of the Company, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.


           DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         The Company expects to hold its annual meeting of stockholders for the fiscal year ending June 30, 1998 in November or December 1998. Stockholders who intend to present proposals intended to be included in the Company's Proxy Statement and form of proxy relating to such annual meeting must submit their proposals in writing to the Secretary of the Company on or before June 30, 1998.


                                 OTHER MATTERS

         Management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting and Proxy Statement that may come before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgement.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            KATHLEEN M. KELLY
                                            Secretary

October 24, 1997

                                    ANNEX A


                       AMERICAN TECHNICAL CERAMICS CORP.

                             1997 STOCK OPTION PLAN

         SECTION 1. Purpose. The purpose of the American Technical Ceramics Corp. 1997 Stock Option Plan (this "Plan") is to provide a means whereby selected employees, officers, directors, agents, consultants and independent contractors of American Technical Ceramics Corp. (the "Company") or of any parent or subsidiary (as defined in subsection 5.7 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, officers, directors, agents, consultants and independent contractors and to provide added incentive to them by encouraging stock ownership in the Company.

         SECTION 2. Administration.

         (a) This Plan shall be administered by the Board of Directors of the Company (the "Board"), except to the extent the Board delegates its authority to a committee of the Board to administer this Plan. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

         (b) For so long as the Company's Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no option shall be granted to a director or officer (subject to Section 16 of the Exchange Act) of the Company by the Board unless (i) approved in advance by the Board or the Plan Administrator in accordance with the provisions of Rule 16b-3(d)(1) under the Exchange Act (where the Plan Administrator, if not the entire Board, is a committee of the Board composed solely of two or more non-employee directors who satisfy the requirements of Rule 16b-3(b)(3) under the Exchange Act), (ii) approved in advance, or subsequently ratified, by the stockholders in accordance with the provisions of Rule 16b-3(d)(2) under the Exchange Act, or (iii) absent approval as provided in clause (i) or (ii) above, no officer or director of the Company may sell shares received upon the exercise of an option during the six-month period immediately following the grant of such option.

              2.1 Procedures. The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

              2.2 Responsibilities. Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options, including the designation of such options as incentive stock options or nonqualified stock options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options corresponds to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

              2.3 Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that this Plan comply in all respects with Section 16(b) and Rule 16b-3 under the Exchange Act, to the extent applicable, and, if any Plan provision is later found not to be in compliance with such Section or Rule, as the case may be, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Section 16(b) and Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors or other persons subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

         SECTION 3. Stock Subject to This Plan. The stock subject to this Plan shall be the Company's Common Stock, par value $.01 per share (the "Common Stock"), presently authorized but unissued or held in the Company's Treasury or subsequently acquired by the Company. Subject to adjustment as provided in
Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 400,000 shares as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan shall expire, be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such surrendered, canceled or terminated options.

         SECTION 4. Eligibility. An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any related corporation. A nonqualified stock option may be granted to any director, employee, officer, agent, consultant or independent contractor of the Company or any related corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee".

         SECTION 5. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan (the "Option Agreement"). Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

              5.1 Number of Shares and Price. The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than the fair market value per share of the Common Stock with respect to incentive stock options and not less than the par value per share of the Common Stock with respect to nonqualified stock options and also provided that, with respect to incentive stock options granted to 10% Stockholders (as defined in Section 6.1), the exercise price shall be as required by Section 6.

              5.2 Term and Maturity. Subject to the restrictions contained in
Section 6 with respect to granting incentive stock options to 10% Stockholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted but in no event shall the term of any incentive stock option exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted. The Plan Administrator may establish a vesting schedule with respect to any option granted hereunder setting forth the time or times at which portions of such option shall become exercisable.

              5.3 Exercise. Subject to any vesting schedule described in subsection 5.2 above, each option may be exercised in whole or in part; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of an option hereunder and that only whole shares will be issued pursuant to the exercise of any option. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

              5.4 Payment of Exercise Price. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

              The Plan Administrator can determine at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

              (a) delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

              (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise;

              (c) delivery of a properly executed exercise notice together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the option exercise price.

              5.5 Withholding Tax Requirement. The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold the distribution to the Optionee of such shares in whole or in part until the Company is so reimbursed. In lieu thereof, but subject to applicable law, the Company, at its option in its sole discretion, shall have the right to (i) withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes, or (ii) retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act, shall be made either six months prior to the date the option exercise becomes taxable or at such other times as the Company may determine as necessary to comply with
Section 16(b) of the Exchange Act.

              5.6 Assignability and Transferability of Option. Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) as otherwise determined by the Plan Administrator and set forth in the applicable Option Agreement. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. The designation by an Optionee of a beneficiary does not, in and of itself, constitute an impermissible transfer under this Section.

              5.7 Termination of Relationship or Death of Optionee. No option shall be exercisable after termination of the Optionee's relationship with the Company or a related corporation unless such termination occurs by reason of retirement with the consent of the Company or death. In the event of the retirement of a recipient of options with the consent of the Company, the options or unexercised portions thereof which were otherwise exercisable on the date of retirement shall expire unless exercised within a period of three months after the date of retirement. In the event of the death of a recipient of options while an employee, officer, director, agent, consultant or independent contractor of the Company or a related corporation or in the event of the death of the recipient within the three month period following termination of such person's employment or other association with the Company by reason of retirement with the consent of the Company, the options which were otherwise exercisable on the date of such termination shall be exercisable by his or her personal representatives, heirs, or legatees at any time prior to the expiration of one year from the date of his or her death. In no event, however, shall an option be exercisable after ten years from the date it is granted. In the event that a recipient ceases to be employee, officer, director, agent, consultant or independent contractor of the Company or a related corporation for any reason, including death or retirement, prior to the lapse of any applicable vesting period, his or her option shall terminate and be null and void. The Plan Administrator may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of an Optionee's relationship with the Company for any reason, upon such terms and conditions as the Plan Administrator determines to be appropriate.

              For purposes of this subsection 5.7, a transfer of relationship between or among the Company and/or any related corporation shall not be deemed to constitute a termination of employment with the Company or any of its related corporations. For purposes of this subsection 5.7, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

              As used herein, when referring to a subsidiary corporation or other entity, the term "related corporation" shall mean any corporation (other than the Company) or other entity in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests of each of the corporations or other entities other than the Company is owned by one of the other corporations or other entities in such chain. When referring to a parent corporation or other entity, the term "related corporation" shall mean any corporation or other entity in an unbroken chain of corporations or other entities ending with the Company if, at the time of the granting of the option, each of the corporations or other entities other than the Company owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or other entities in such chain.

              5.8 Status of Stockholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

              5.9 Continuation of Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

              5.10 Modification and Amendment of Option. Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

              5.11 Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Code is amended or if the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations, changing or eliminating such annual limit, in which case the limitation shall be that provided by the Code or the Internal Revenue Service, as the case may be.

              5.13 Valuation of Common Stock Received Upon Exercise

                   5.13.1 Exercise of Options Under Sections 5.4(a) and (c). The value of Common Stock received by the Optionee from an exercise under Sections 5.4(a) and 5.4(c) hereof shall be the fair market value thereof which shall mean the last reported sales price, regular way of the Common Stock of on the date of receipt by the Company of the Optionee's delivery of shares under
Section 5.4(c) hereof (or, if no sale takes place on any such day, the closing bid price of the Common Stock on such day), on the principal securities exchange (including the National Association of Securities Dealers, Inc. (the "NASD's") National Market System) on which the Common Stock is admitted or listed for trading, or, if the Common Stock is not listed on any such exchange on any such day, the highest reported bid price for the Common Stock as furnished by the NASD through NASDAQ, or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not listed for trading on an exchange and is not quoted on NASDAQ or any similar organization on any such day, the fair value of a share of Common Stock on such day as determined by the Plan Administrator in good faith.

                   5.13.2 Exercise of Option Under Section 5.4(b). The value of Common Stock received by the Optionee from an exercise under Section 5.4(b) hereof (a) in the case of the sale of the Common Stock received as a result of the exercise by a broker on the date of receipt by the Company of the Optionee's exercise notice, shall equal the sales price received for such shares; and (b) in all other cases, shall be determined as provided in Section
5.13.1 hereof.

         SECTION 6. Greater Than 10% Stockholders.

              6.1 Exercise Price and Term of Incentive Stock Options. If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation (each a "10% Stockholder"), the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document. The term and exercise price limitations of this provision shall be amended to conform to any change required or permitted by a change in the Code or by a ruling or pronouncement of the Internal Revenue Service.

              6.2 Attribution Rule. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock owned by him which is actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

         SECTION 7. Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

              7.1. Effect of Liquidation, Reorganization or Change in Control.

                   7.1.1 Cash, Stock or Other Property for Stock. Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, or property other than capital stock in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

                   7.1.2 Conversion of Options on Stock for Stock Exchange. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

              7.2 Fractional Shares. In the event of any adjustment in the number of shares covered by an option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

              7.3 Determination of Board to Be Final. All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 425(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

         SECTION 8. Securities Regulation. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or inter-dealer quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Company may also require such other action or agreement by the Optionees as it may from time to time deem to be necessary or advisable. THE COMPANY SHALL NOT BE OBLIGATED, BY REASON OF THIS PROVISION OR OTHERWISE, TO UNDERTAKE REGISTRATION OF ANY OPTIONS OR ANY SECURITIES ISSUABLE UPON EXERCISE THEREOF.

         Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange or inter-dealer quotation system, all stock issued hereunder if not previously listed on such exchange or inter-dealer quotation system shall be authorized by that exchange or system for listing thereon prior to the issuance thereof.

         Board Action. The Board may at any time suspend, amend or terminate this Plan, provided that except, as set forth in Section 7, the approval of the holders of a majority of the Company's outstanding shares of voting capital stock present, in person or by proxy, and entitled to vote at any meeting shall be necessary for the adoption by the Board of any amendment which will:

              (a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

              (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan; or

              (c) require shareholder approval under applicable law, including
Section 16(b) of the Exchange Act.

         Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the date on which this Plan is adopted by the Board. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

         SECTION 10. Effectiveness Of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock present , in person or by proxy, and entitled to vote at any meeting at any time within 12 months after the adoption of this Plan.

                                    APPENDIX

                       AMERICAN TECHNICAL CERAMICS CORP.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Victor Insetta and Kathleen M. Kelly, and each of them, the attorneys and proxies of the undersigned, with power of substitution, to represent and vote on behalf of the undersigned all the shares of common stock of American Technical Ceramics Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of American Technical Ceramics Corp. to be held at 2201 Corporate Square Boulevard, Jacksonville, Florida, 32216, on Friday, November 21, 1997 at 10:00 a.m., local time, and any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the Annual Meeting (receipt of which is hereby acknowledged).

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                         Continued, and to be signed and dated on reverse side.

Please mark boxes /__/ or /_x_/ in blue or black ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2) AND (3).

1. ELECTION OF DIRECTORS
    FOR all nominees below                         WITHHOLD AUTHORITY to
    (except as marked to the                       vote for all nominees listed
     contrary below) /__/                          below /__/

Victor Insetta, Rubin Blumkin, O. Julian Garrard III, Chester E. Spence and Stuart P. Litt. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on space provided below.)

-------------------------------------------------------------------------------

2. PROPOSAL TO ADOPT THE AMERICAN TECHNICAL CERAMICS CORP. 1997 STOCK OPTION
   PLAN
       /__/  FOR                 /__/  AGAINST             /__/  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION
       /__/  FOR                 /__/  AGAINST             /__/  ABSTAIN

4. In their discretion upon such other matters as may properly come before the Annual Meeting. I will /__/ will not /__/ attend the Annual Meeting.

                                   Please sign exactly as your names appear below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Dated ________________________________, 1997


                                   -----------------------------------------
                                                Signature (s)

                                   -----------------------------------------
Please Sign, Date and Return the                Signature (s)
Proxy Card Promptly Using
the Enclosed Envelope.